UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 6, 2013

GROUPON, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-35335 (Commission File Number)	27-0903295 (I.R.S. Employer Identification No.)

600 West Chicago Avenue Suite 400 Chicago, Illinois (Address of principal executive offices)	60654 (Zip Code)

(312) 676-5773
(Registrant's telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.    Entry into a Material Definitive Agreement.
On November 6, 2013, Groupon, Inc., a Delaware corporation (the "Company"), and Groupon Trailblazer, Inc., a Delaware corporation and direct subsidiary of the Company ("Groupon Trailblazer," and together with the Company, the "Buyer"), entered into a Share Purchase Agreement (the "Purchase Agreement") with LivingSocial, Inc., a Delaware corporation ("LivingSocial"), and LivingSocial, B.V., a Netherlands limited liability company and direct subsidiary of LivingSocial (together with LivingSocial, the "Seller"), pursuant to which the Buyer will acquire (the "Acquisition") all of the issued and outstanding share capital of Living Social Korea Inc. ("LS Korea"), a Korean corporation and holding company of Ticket Monster, Inc., a Korean corporation ("Ticket Monster").
Under the terms of the Purchase Agreement, the Buyer will pay an aggregate amount of consideration worth approximately $260 million (the "Purchase Price"), in a combination of cash and shares of the Company’s Class A common stock, par value $0.0001 per share ("Company Common Stock"), for all the shares of LS Korea’s capital stock. The Purchase Price will be comprised of at least $100 million in cash and up to $160 million in Company Common Stock, with the number of shares of Company Common Stock issued to be determined based on the average closing price of such shares over the 10 trading day period ending on the last trading day prior to the closing date of the Acquisition. The Buyer may, in its discretion, choose to pay all or any portion of the stock portion of the Purchase Price in cash in lieu of Company Common Stock. The Purchase Price is subject to adjustment based on the working capital and cash position of LS Korea and Ticket Monster at closing.
In connection with the signing of the Purchase Agreement, certain key employees of Ticket Monster agreed to continued employment arrangements that will become effective upon the closing of the Acquisition.
The Purchase Agreement contains customary representations and warranties by the Seller, covenants by the Seller regarding the operation of the Ticket Monster business between the date of signing of the Purchase Agreement and the closing date of the Acquisition, and indemnification provisions whereby the Seller and LivingSocial will indemnify the Buyer and affiliated parties for breaches of representations and warranties, breaches of covenants and certain other matters. The representations and warranties set forth in the Purchase Agreement generally survive for 12 months following the closing of the Acquisition, with longer survival periods with respect to certain fundamental representations and warranties. The Seller’s indemnification obligations are subject to a deductible of approximately $1.3 million with an indemnity cap of approximately $19.5 million. However, the deductible and cap on indemnification do not apply with respect to breaches of the fundamental representations and warranties described above, breaches of covenants and certain other matters.
The Buyer and the Seller have agreed that $19.5 million of the cash portion of the Purchase Price will be placed in escrow at the closing of the Acquisition as security for the Seller’s and LivingSocial’s indemnification and other potential obligations under the Purchase Agreement. Any amounts remaining in escrow will be released to the Seller 12 months following the closing date of the Acquisition, net of any pending indemnification or other claims under the Purchase Agreement.
The Company has agreed to file a registration statement on Form S-3 registering the resale by the Seller of the shares of Company Common Stock issued at the closing of the Acquisition, subject to the terms and conditions set forth in the Purchase Agreement. Subject to certain exceptions set forth in the Purchase Agreement, the Seller will be permitted to sell the Company Common Stock upon the effectiveness of such registration statement, provided that the Seller does not sell an amount of shares in a single trading day representing more than 10% of the average daily trading volume of the Company Common Stock.
Consummation of the Acquisition is subject to customary closing conditions, as well as approval from the Korean Fair Trade Commission (the "KFTC"). In addition, the Purchase Agreement is subject to termination by the Seller if the Acquisition is not consummated by January 2, 2014, subject to a 60-day extension if KFTC approval has not been received as of such date.
The foregoing description of the Purchase Agreement is qualified in its entirety by reference to the full text of the Purchase Agreement, which is attached to this Current Report on Form 8-K as Exhibit 2.1 and incorporated herein by reference in its entirety. The Purchase Agreement has been attached to provide investors with information regarding its terms. It is not intended to provide any other factual information about the Company, Groupon Trailblazer, LS Korea or Ticket Monster. In particular, the assertions embodied in the representations and warranties contained in the Purchase

Agreement are qualified by information in a confidential Disclosure Schedule provided by the Seller to the Buyer in connection with the signing of the Purchase Agreement. This confidential Disclosure Schedule contains information that modifies, qualifies and creates exceptions to the representations and warranties set forth in the Purchase Agreement. Moreover, certain representations and warranties in the Purchase Agreement were used for the purpose of allocating risk between the Buyer and the Seller rather than establishing matters as facts. Accordingly, you should not rely on the representations and warranties in the Purchase Agreement as characterizations of the actual state of facts about the Company, Groupon Trailblazer, LS Korea or Ticket Monster.
This Current Report on Form 8-K contains forward-looking statements within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. These statements are based on the current expectations and beliefs of the Company’s management and are subject to a number of factors and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. The forward-looking statements contained in this Current Report on Form 8-K include statements regarding the Acquisition and other agreements with Ticket Monster and its employees, including the Purchase Agreement, and whether the Company, the Buyer and the Seller will be able to consummate the Acquisition in a timely manner or at all. These statements are not guarantees of future performance, involve certain risks, uncertainties and assumptions that are difficult to predict, and are based upon assumptions as to future events that may not prove accurate. Therefore, actual outcomes and results may differ materially from what is expressed herein. The following factors, among others, could cause actual results to differ materially from those described in the forward-looking statements: the risk that the Company may not realize the anticipated benefits of the Acquisition, the risk that the Company may not retain the customer, merchant and vendor relationships of Ticket Monster, the inability to retain key employees of Ticket Monster, the inability to successfully integrate the acquired technologies or operations, and unexpected delays in the consummation of the Acquisition. The Company urges you to refer to the factors included under the headings "Risk Factors" and "Management’s Discussion and Analysis of Financial Condition and Results of Operations" in the Company’s Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q, copies of which may be obtained by visiting the company’s Investor Relations web site at http://investor.groupon.com or the SEC’s web site at www.sec.gov. The Company’s actual results could differ materially from those predicted or implied and reported results should not be considered an indication of future performance.
You should not rely upon forward-looking statements as predictions of future events. Although the Company believes that the expectations reflected in the forward-looking statements are reasonable, it cannot guarantee that the future results, levels of activity, performance or events and circumstances reflected in the forward-looking statements will be achieved or occur. Moreover, neither the Company nor any other person assumes responsibility for the accuracy and completeness of the forward-looking statements. The forward-looking statements reflect the Company’s expectations as of November 7, 2013. The Company undertakes no obligation to update publicly any forward-looking statements for any reason after the date of this release to conform these statements to actual results or to changes in its expectations.
Item 2.02.    Results of Operations and Financial Condition
On November 7, 2013, the Company issued a press release announcing its financial results for its fiscal quarter ended September 30, 2013. A copy of the press release is attached hereto as Exhibit 99.1.
Item 3.02.    Unregistered Sales of Equity Securities
As described in Item 1.01 above, the Company has entered into the Purchase Agreement pursuant to which the Company will issue approximately 16.5 million shares of Company Common Stock as consideration upon consummation of the Acquisition (using the average closing price of the Company Common Stock over the 10 trading day period ending on November 5, 2013, and assuming the maximum of $160 million of Company Common Stock is issued in the Acquisition). The number of shares of Company Common Stock offered as part of the stock consideration will be calculated based on the average closing price of such shares over the 10 trading day period ending on the last trading day prior to the closing date of the Acquisition.
The issuance and sale of the shares of the Company Common Stock is exempt from registration under Section 4(a)(2) of the Securities Act of 1933 (the "Securities Act") because the transaction does not involve a public offering. The Company has not engaged in general solicitation or advertising with regard to the issuance and sale of the Company Common Stock to be issued in the Acquisition.

The information disclosed in Item 1.01 of this Current Report on Form 8-K is incorporated into this Item 3.02 by reference. The disclosure in this Item 3.02 is qualified by reference to the information set forth in Item 1.01 of this Current Report on Form 8-K.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

2.1	Share Purchase Agreement, dated as of November 6, 2013, among Groupon, Inc., Groupon Trailblazer, Inc., LivingSocial, Inc. and LivingSocial, B.V.
99.1*	Earnings Press Release dated November 7, 2013.
99.2	Press Release Announcing Agreement to Acquire Ticket Monster dated November 7, 2013.

*The information in Exhibit 99.1 is being furnished and shall not be deemed to be "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or incorporated by reference in any filing under the Securities Act or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GROUPON, INC.

Dated: November 7, 2013	By:	/s/ Jason E. Child
	Name:	Jason E. Child
	Title:	Chief Financial Officer

Exhibit Index

Exhibit No.	Description

2.1	Share Purchase Agreement, dated as of November 6, 2013, among Groupon, Inc., Groupon Trailblazer, Inc., LivingSocial, Inc. and LivingSocial, B.V.
99.1*	Earnings Press Release dated November 7, 2013.
99.2	Press Release Announcing Agreement to Acquire Ticket Monster dated November 7, 2013.

*The information in Exhibit 99.1 is being furnished and shall not be deemed to be "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or incorporated by reference in any filing under the Securities Act or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.